As filed with the Securities and Exchange Commission on February 13, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TRUECAR, INC.

(Exact name of Registrant as specified in its charter)

Delaware	04-3807511
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

120 Broadway, Suite 200

Santa Monica, California 90401

(Address of principal executive offices, including zip code)

2014 Equity Incentive Plan

(Full title of the plan)

Scott Painter

Chief Executive Officer

TrueCar, Inc.

120 Broadway, Suite 200

Santa Monica, California 90401

(800) 200-2000

(Name, address and telephone number, including area code, of agent for service)

Copies to:

David J. Segre Tony Jeffries Damien Weiss Wilson Sonsini Goodrich & Rosati, P.C. 650 Page Mill Road Palo Alto, California 94304 (650) 493-9300	Michael Guthrie Chief Financial Officer Troy Foster Chief Legal and Compliance Officer TrueCar, Inc. 120 Broadway, Suite 200 Santa Monica, California 90401 (800) 200-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one).

Large accelerated filer	☐		Accelerated filer	☐
Non-accelerated filer	☒	(Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered (1)		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.0001 par value per share, reserved for issuance pursuant to the 2014 Equity Incentive Plan (the “2014 Plan”)	3,990,588	(2)	$19.06	(3)	$76,040,654.34	$8,835.92

(1)         Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the 2014 Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.

(2)         Represents an automatic annual increase on January 1, 2015 to the number of shares of the Registrant’s common stock reserved for issuance under the 2014 Plan, which annual increase is provided for in the 2014 Plan.

(3)         Estimated in accordance with Rules 457(c) and (h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of $19.06 per share, which represents the average of the high and low sale prices of the Registrant’s common stock as reported on The NASDAQ Global Select Market on February 11, 2015.

EXPLANATORY NOTE

This Registration Statement on Form S-8 (the “Registration Statement”) registers additional shares of common stock of TrueCar, Inc. (the “Registrant”) under the TrueCar, Inc.  2014 Equity Incentive Plan (the “2014 Plan”) for which registration statement (No. 333-196017) on Form S-8 was filed with the Securities and Exchange Commission (the “Commission”) on May 16, 2014. Pursuant to General Instruction E to Form S-8, the contents of such earlier registration statement are incorporated by reference into this Registration Statement, except that the provisions contained in Parts I and II of such earlier registration statement are modified as set forth in this Registration Statement. The number of shares of the Registrant’s common stock available for grant and issuance under the 2014 Plan is subject to an annual increase on the first day of each fiscal year starting on January 1, 2015, by an amount equal to the least of (i) 10,000,000 shares, (ii) five percent (5%) of the outstanding shares of common stock on the last day of the immediately preceding fiscal year or (iii) such number of shares of common stock determined by the Board (the “2014 Plan Evergreen Provision”). On January 1, 2015, the number of shares of the Registrant’s common stock available for grant and issuance under the 2014 Plan increased by 3,990,588 shares. This Registration Statement registers such additional shares of the Registrant’s common stock, which were available for grant and issuance under the 2014 Plan as of January 1, 2015.

PART I

INFORMATION REQUIRED IN THE PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”) and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the equity benefit plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

(1)                                 Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 filed with the Commission on November 10, 2014 (File No. 333-199650), which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed;

(2)                                 The Registrant’s Prospectus filed with the Commission on November 12, 2014 pursuant to Rule 424(b) under the Securities Act relating to the Registration Statement on Form S-1, as amended (File No. 333-199650);

(3)                                 The Registrant’s Quarterly Reports on Form 10-Q for the quarterly period ended June 30, 2014 and September 30, 2014 as filed with the Commission on August 14, 2014 and November 14, 2014, respectively;

(4)                                 The Registrant’s Current Reports on Form 8-K filed with the Commission pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on July 16, 2014 and September 17, 2014, except to the extent that information therein is furnished to and not filed with the Commission; and

(5)                                 The description of the Registrant’s common stock contained in the Company’s Registration Statement on Form 8-A (File No. 001-36449) filed with the Commission on May 9, 2014, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

The Registrant’s amended and restated certificate of incorporation contains provisions that eliminate, to the maximum extent permitted by the General Corporation Law of the State of Delaware, the personal liability of the Registrant’s directors and executive officers for monetary damages for breach of their fiduciary duties as directors or officers. The Registrant’s amended and restated certificate of incorporation and bylaws provide that the Registrant must indemnify its directors and executive officers and may indemnify its employees and other agents to the fullest extent permitted by the General Corporation Law of the State of Delaware.

Sections 145 and 102(b)(7) of the General Corporation Law of the State of Delaware provide that a corporation may indemnify any person made a party to an action by reason of the fact that he or she was a director, executive officer, employee or agent of the corporation or is or was serving at the request of a corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of an action by or in right of the corporation, no indemnification may generally be made in respect of any claim as to which such person is adjudged to be liable to the corporation.

The Registrant has entered into indemnification agreements with its directors and executive officers, in addition to the indemnification provided for in its amended and restated certificate of incorporation and bylaws, and intends to enter into indemnification agreements with any new directors and executive officers in the future.

The Registrant has purchased and intends to maintain insurance on behalf of each and any person who is or was a director or officer of the Registrant against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusions.

See also the undertakings set out in response to Item 9 herein.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

See Exhibit Index immediately following the Signature Pages.

Item 9. Undertakings.

A.                                    The undersigned Registrant hereby undertakes that:

(1)                                 It will file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)                                     To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)                     For the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                     It will remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.                                    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.                                    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Monica, State of California, on February 13, 2015.

TRUECAR, INC.

By:	/s/ Scott Painter
Scott Painter
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Scott Painter, Michael Guthrie and Troy Foster, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-8 of TrueCar, Inc., and any or all amendments thereto (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises hereby ratifying and confirming all that said attorneys-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Scott Painter	Chief Executive Officer and Director	February 13, 2015
Scott Painter	(Principal Executive Officer)

/s/ John Krafcik	President and Director	February 13, 2015
John Krafcik

/s/ Michael Guthrie	Chief Financial Officer	February 13, 2015
Michael Guthrie	(Principal Financial Officer)

/s/ John Pierantoni	Chief Accounting Officer	February 13, 2015
John Pierantoni	(Principal Accounting Officer)

/s/ Abhishek Agrawal	Director	February 13, 2015
Abhishek Agrawal

/s/ Todd Bradley	Director	February 13, 2015
Todd Bradley

/s/ Robert Buce	Director	February 13, 2015
Robert Buce

/s/ Christopher Claus	Director	February 13, 2015
Christopher Claus

/s/ Steven Dietz	Director	February 13, 2015
Steven Dietz

/s/ Thomas Gibson	Director	February 13, 2015
Thomas Gibson

/s/ Ion Yadigaroglu	Director	February 13, 2015
Ion Yadigaroglu

INDEX TO EXHIBITS

Incorporated by Reference
Exhibit Number	Description	Form	File No.	Exhibit	Filing Date
4.1	Specimen common stock certificate of the Registrant	S-1/A	333-195036	4.2	5/5/2014

4.2	2014 Equity Incentive Plan, as amended, and forms of agreements thereunder	S-1/A	333-195036	10.4	5/15/2014

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1 hereto)

24.1	Power of Attorney (contained on signature page hereto)